EXHIBIT 23.1



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


nStor Technologies, Inc.
West Palm Beach, Florida


We  hereby  consent  to  the   incorporation  by  reference  in  the  Prospectus
constituting a part of this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 5, 1999 (except for Note 15, which is as of April 15, 1999) relating to the consolidated financial statements of nStor Technologies, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K and 10-K/A for the year ended December 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                             /s/ BDO Seidman, LLP

                                             BDO Seidman, LLP




Costa Mesa, California
January 28, 2000